UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PAX WORLD FUNDS SERIES TRUST I

PAX WORLD FUNDS SERIES TRUST III

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

YOUR VOTE IS URGENTLY NEEDED!

Special Meeting of Shareholders November 29, 2017

PLEASE SUBMIT YOUR VOTE TODAY!

PAX WORLD FUNDS SERIES TRUST I, on behalf of its series:

Pax Large Cap Fund	Pax MSCI EAFE ESG Leaders Index Fund
Pax Mid Cap Fund	(formerly Pax MSCI International ESG Index Fund)
Pax Small Cap Fund	Pax Global Environmental Markets Fund
Pax ESG Beta Quality Fund	Pax Core Bond Fund
Pax ESG Beta Dividend Fund	Pax High Yield Bond Fund
Pax Balanced Fund

PAX WORLD FUNDS SERIES TRUST III, on behalf of its series:

Pax Ellevate Global Women’s Index Fund

Dear Shareholder:

The Joint Special Meeting of Shareholders is scheduled for November 29, 2017 at 1:00 p.m. Eastern Time.

Our records indicate that we have not yet received your vote.  Please vote today using one of the methods listed below.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS ADDITIONAL MAILINGS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

The Joint Proxy Statement we sent you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Joint Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at
1 (888) 916-1754.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online.
Visit the website noted on the enclosed proxy voting card and follow the instructions

2. Vote by Phone.
Call the toll-free number printed on the enclosed proxy voting card and follow the automated instructions. Available 7 days a week, 24 hours a day.

3. Speak with a Proxy Specialist.
Call 1 (888) 916-1754 with any questions. Specialists can assist with voting.
Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from 12 p.m. – 6 p.m. ET.

4. Vote By Mail.
Mail your signed proxy voting card(s) in the postage-paid envelope.

Please utilize one of the options above to record your vote in time for the meeting.

Thank you for your prompt attention to this matter.  If you have already voted, we appreciate your participation.

R2 November 2017